UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2020

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250
FOSTER CITY, CALIFORNIA 94404
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2020, Geron Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “2020 Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $100 million from time to time through B. Riley as its sales agent. The Company is not obligated to make any sales of common stock under the 2020 Sales Agreement. In connection with entering into the 2020 Sales Agreement, the Company and B. Riley terminated the At Market Issuance Sales Agreement previously entered into by the Company and B. Riley, dated May 18, 2018.

The issuance and sale of common stock by the Company under the 2020 Sales Agreement is subject to the effectiveness of the Company’s shelf registration statement on Form S-3 to be filed with the United States Securities and Exchange Commission (the “SEC”) on September 4, 2020 (the “Shelf Registration Statement”). The Company makes no assurances as to if or whether the Shelf Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the Shelf Registration Statement.

Sales of the Company’s common stock through B. Riley may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. Subject to the terms and conditions of the 2020 Sales Agreement, B. Riley will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company imposes).

Unless earlier terminated as provided below, the 2020 Sales Agreement will automatically terminate upon the earlier of (1) the sale of all Company common stock subject to the 2020 Sales Agreement or (2) September 4, 2023. The 2020 Sales Agreement may also be terminated by the Company or B. Riley at any time upon 10 days’ notice to the other party, or by B. Riley at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay B. Riley an aggregate commission rate equal to up to 3.0% of the gross proceeds of the sales price per share for common stock sold through B. Riley under the 2020 Sales Agreement. The Company has also provided B. Riley with customary indemnification rights.

The foregoing description of the 2020 Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the 2020 Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	At Market Issuance Sales Agreement, dated September 4, 2020 by and between Geron Corporation and B. Riley Securities, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: September 4, 2020	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, Chief Legal Officer
and Corporate Secretary